CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accounts, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 21, 1997 included in Kinder Morgan Energy Partners, L.P.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and to all references toour Firm included inthis Registration Statement.

                         /s/ Arthur Anderson
                         ____________________________________________________
                         ARTHUR ANDERSEN LLP





Houston, Texas
February 19, 1998